STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of March 15, 2000 by and between VDO.COM, INC., a company incorporated under the laws of Florida, having an office and address at 1350 East Flamingo Road, Suite 807, Las Vegas, Nevada 89119 ("Company"), EMBRYO CAPITAL GROUP, INC., a company incorporated under the laws of Delaware, having an office at 5314 New Utrecht Avenue, Brooklyn, New York 12109 ("Purchaser"), and VLR HOLDINGS CORP. (formerly known as "Ventech, Inc."), a company incorporated under the laws of Nevada, having an office and address at 1350 East Flamingo Road, Suite 807, Las Vegas, Nevada 89119 ("Seller").

W I T N E S S E T H

         WHEREAS, Seller desires to sell to Purchaser 11,900,000 shares of the Company's common stock ("Shares"), representing 70.4142 % of the Company's issued and outstanding shares in the common stock of the Company, on the terms and conditions set forth in this Stock Purchase Agreement ("Agreement"); and

         WHEREAS, Purchasers desire to buy the Shares on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                         SALE AND PURCHASE OF THE SHARES

         1.1 Sale of the Shares. Upon the execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Seller shall deliver the Shares to Purchaser, and Purchaser shall purchase the Shares from Seller.

         1.2 Instruments of Conveyance and Transfer. At the Closing, Seller shall deliver a certificate or certificates representing the Shares to Purchaser, in form and substance satisfactory to Purchaser ("Certificates"), as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares.

         1.3 Consideration and Payment for the Shares. In consideration for the Shares, Purchaser shall pay to Seller the purchase price of $300,000 ($300,000 Dollars in U.S. currency, plus an amount equal to the cash on hand of the Company at the time of Closing (together the "Purchase Price"), which sum shall be wired into the trust account of Purchaser's counsel pursuant to a separate Escrow Agreement. ("Escrow Agreement") The Purchase Price shall be payable only upon Closing (as set forth in Article 7 hereof).

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         1.4 Finder's Fee.  Purchaser shall pay a finder's fee ("Finder's  Fee")
to Halter Capital Corp., 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 ("Finder"), pursuant to a separate agreement between Purchaser and Finder.


                                    ARTICLE 2

                  RESIGNATION OF THE OF DIRECTORS AND OFFICERS

         2.1 Prior to the Closing, the Company will cause each person who is a director or officer of the Company, as set forth in Schedule 2.1, to submit his or her written resignation as director or officer of the Company which will be effective immediately and the Company will take all steps required to appoint nominees of Purchaser as directors and officers of the Company.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Purchaser the following:

         3.1 Transfer of Title. Seller shall transfer title, in and to the Shares to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

         3.2 (a) Seller's Organization, Good Standing, and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Nevada (as evidenced by the certificate of good standing attached hereto as Schedule 3.2(a)(1)), with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Seller has no Subsidiaries other than the Company. The Seller is not qualified to conduct business as a foreign corporation in any jurisdiction and does not believe such qualification necessary All actions taken by the incorporators, directors and shareholders of the Seller have been valid and in accordance with the laws of the State of Nevada. The Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby and to deliver the Shares in accordance with the terms hereof. As used herein, (x) "Subsidiary" means any Person 50.1% or more of the voting power of which is controlled by another Person, and (y) "Person" means any individual, corporation, limited liability company, proprietorship, firm, partnership, limited partnership, trust, association, or other entity, including government or government department, agency or instrumentality.

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         (b)  Authorization.  The  execution,  delivery and  performance  by the
Seller of this Agreement and the delivery by the Seller of the Shares have been duly and validly authorized and no further consent or authorization of the Seller, its Board of Directors, or its shareholders as required (as evidenced by the resolutions of Seller's shareholders and Board of Directors attached hereto as Schedule 3.2(b)).

         (c) Due Execution. This Agreement has been duly executed and delivered by the Seller.

         (d) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its respective terms.

         (e) Seller's Title to Shares; No Liens or Preemptive Rights; Valid Issuance. Seller has and at the Closing will have full and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Purchaser; and on delivery to the Purchaser of the Shares, all of the Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company; such Shares will be legally and validly issued in material compliance with all applicable U.S. federal and state securities laws, and will be fully paid and non-assessable shares of the Company's common stock; and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. On the Closing, Seller shall deliver to the Purchaser certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

         3.3 No Governmental Action Required. The execution and delivery by the Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers ("NASD"), except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the date of Closing.

         3.4 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Seller of this Agreement did not and will not and, the sale by the Seller of the Shares will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the articles of incorporation or by-laws of the Company or Seller, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or any its assets, or result in the creation or imposition of any lien on any asset of the Seller. The Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

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         3.5 Taxes. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Seller have been filed (or will be filed in a timely manner) and all material taxes due pursuant to such returns or pursuant to any assessment received by the Seller have been paid, except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Seller in respect of taxes or other governmental charges have been established in accordance with GAAP.

         3.6 No Joint Venture. The Seller does not have a direct or indirect investment in any entity (other than the Company); nor is the Seller a party to any partnership, management, shareholders' or joint venture or similar agreement which would affect the Seller's performance of this Agreement or the Seller's representations and warranties in this Agreement.

         3.7 Not an "Investment Company". The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.8 Due Diligence Materials. The information heretofore furnished by the Seller to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Seller to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         3.9 No Solicitation. No form of general solicitation or general advertising was used by the Seller or, to the best of its actual knowledge, any other person acting on behalf of the Seller, in connection with the offer and sale of the Shares. Neither the Seller, nor, to its knowledge, any person acting on behalf of the Seller, has, either directly or indirectly, sold or offered for sale to any person (other than the Purchaser) any of the Shares, and the Seller represents that neither itself nor any person authorized to act on its behalf (except that the Seller makes no representation as to the Purchaser) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any person or persons so as thereby to cause the issuance or sale of any of the Shares to be in violation of any of the provisions of Section 5 of the Securities Exchange Act of 1934 or any other provision of law.

         3.10 No Liabilities. There are no liabilities of the Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which could be charged as a liability to the Company, and to the best knowledge of Seller there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

         3.11 Not a Voting Trust; No Proxies. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, the Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

         3.12 No Litigation. The Seller is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Seller or the Company and neither the Seller nor the Company is subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality

         3.13 Survival of Representations. The representations and warranties herein by the Seller will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing and will, except, as otherwise provided herein, survive the Closing.

         3.14 Adoption of Company's Representations. The Seller adopts and remakes as its own each and every representation made by the Company in Article 4 below.

         3.15 No relationship to VDO.Com Canada Inc. The Company is not the parent or subsidiary of, affiliated with, and has no relationship with or obligation of any kind to VDO.Com Canada Inc. ("the Canadian Company"), which is an unrelated company incorporated under Canadian law. There are no liabilities of the Canadian Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any liability to Seller or the Company.

         3.16 Corporate Documents Effective. The articles of incorporation, as amended, and the bylaws of the Seller, annexed hereto as Schedule 3.16, are, or will at Closing be, in full force and effect and all actions of the Board of Directors or shareholders required to accomplish same have, or will at Closing have been, taken.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser the following:


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


         4.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida (as evidenced by the certificate of good standing attached hereto as Schedule 4.1), with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no Subsidiaries. The Company is not qualified to conduct business as a foreign corporation in any jurisdiction and does not believe that such qualification is necessary. All actions taken by the incorporators, directors and shareholders of the Company have been valid and in accordance with the laws of the State of Florida.

         4.2 (a)Company Authority. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the transfer of the Shares in accordance with the terms hereof.

             (b) Due Authorization. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required, as is evidenced by the resolutions of the Company's Board of Directors annexed hereto as Schedule 4.2(b).

             (c) Valid Execution. This Agreement has been duly executed and delivered by the Company.

             (d) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

             (e) No Violation of Corporate Documents or Agreements. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the Company to be acquired by the Buyer.

         4.3. Authorized Capital; No Preemptive Rights; No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 50,000,000 shares of common stock with a par value of $0.001 per share. The issued and outstanding capital stock of the Company is 16,900,000 shares of common stock and no other shares of capital stock of the Company will be issued or outstanding as of the date of Closing. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to


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

preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof and at Closing, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to Purchaser true and correct copies of the Company's articles of incorporation and by-laws.

         4.4 Seller's Title to Shares; No Liens or Preemptive Rights; Valid Issuance. Seller has and at the Closing will have full and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Purchaser; and on delivery to the Purchaser of the Shares, all of the Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company; such Shares will be legally and validly issued in material compliance with all applicable U.S. federal and state securities laws, and will be fully paid and non-assessable shares of the Company's common stock; and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. On the Closing, Seller shall deliver to the Purchaser certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

         4.5 No Governmental Action Required. The execution and delivery by the Company of this Agreement does not and will not, the sale by Seller of the Shares does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to the Commission and the NASD, except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing.

         4.6 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Company of this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company's articles of incorporation or bylaws, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. The Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations,  orders,  restrictions  and all  other  legal  requirements  of any
domestic  or  foreign   government  or  any   instrumentality   thereof   having
jurisdiction over the conduct of its businesses or the ownership of its properties.

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

         4.7 SEC Representations. Since July 10, 1998 through the date hereof, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it (all of the foregoing filed prior to the date hereof, including but not limited to any filings required in connection with or pursuant to Regulation D, Sections 504, 505, and 506, as applicable, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has delivered to Purchaser true and complete copies of the SEC Reports. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the federal and state securities laws and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.8 Financial Statements. (a) The Purchaser has received a copy of the audited financial statements of the Company as of May 21, 1998, and the related statements of income and retained earnings for the period then ended. ("May 1998 Financial Statement"), which are annexed hereto as Schedule 4.8(a) The May 1998 Financial Statement was prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated. The Purchaser has received a copy of the unaudited financial statements of the Company for the year ended December 31, 1998, and December 31, 1999, and the related statements of income and retained earnings for the period then ended ("December 1998 and December 1999 Unaudited Financial Statements"), which are annexed hereto as Schedule 4.8(b). The December 1998 and December 1999 Unaudited Financial Statements have been prepared by management, and are believed to fairly present the financial position of the Company as of the date of the financial statements, subject to changes required by the auditors which might be shown on the Company's audited financial statements for the periods ended December 31, 1998 and December 31, 1999. The December 1998 and December 1999 Unaudited Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature. Seller shall provide to Purchaser audited financial statements for the periods ended December 31, 1998 and December 31, 1999, prepared by an SEC recognized auditor, within 30 days of the Closing as provided in the Escrow Agreement. ("December 1998 and December 1999 Audited Financial Statements")

         (b) Since December 31, 1999 (the "Balance Sheet Date"),  there has been
(x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

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


         (c) There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the Balance Sheet Date.

          4.9 No Litigation. The Company is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company and the Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         4.10 No Taxes. The Company is not liable for any income, sales, withholding, real or personal property taxes to any governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company have been filed or will be filed within 30 days of the Closing as provided in the Escrow Agreement and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid by Seller within 30 days after the Closing, except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP.

         4.11 (a) The Company is not currently carrying on any business and is not a party to any contract, agreement, lease or order which would subject it to any performance or business obligations or restrictions in the future after the closing of this Agreement.

              (b) The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

              (c) The Company has no shareholder contracts or agreements.

              (d) The Company has no insurance, stock option plans or employee benefit plans whatsoever.

              (e) The Company is not in default under any contract, or any other document.

              (f) The Company has no written or oral contracts with any third party.

              (g) The Company has no outstanding powers of attorney and no obligations concerning the performance of the Seller concerning this Agreement.

              (h) The Company does not have a direct or indirect Investment ("Investment" means any investment, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise) in any Person ("Person" means individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind) and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

              (i) (A) The Company has all material Permits ("Permits" means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company); (B) all such Permits are in full force and effect, and the Company has fulfilled and performed all material obligations with respect to such Permits; (C) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (D) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

              (j) The Company does not have and will not have any assets at the time of Closing other than cash, as disclosed in the December 1999 Audited Financial Statement. The Company does not own any real estate or any interests in real estate. The Company does not own any patents, copyrights, or trademarks. The Company does not license the intellectual property of others nor owe fees or royalties on the same.

              (k) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payments of funds of the Company, or received or retained any funds, in each case (x) in violation of any law, rule or regulation or (y) of a character required to be disclosed by the Company in any of the SEC Reports.

              (l)  There  are  no   outstanding   judgments  or  UCC   financing
instruments or UCC Securities Interests filed against the Company or any of its properties.

              (m) The Company has no debt, loan, or obligations of any kind, to any of its directors, officers, shareholders, or employees, which will not be satisfied at the Closing other than as set forth on Schedule 4.11(m).

         4.12 Not an "Investment Company", Not a Reporting Company The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

         4.13 Not a "Blind Pool" The Company was not, has not been, and is not, at any time between July 10,1998 and the present, a " blind pool" as that term is generally interpreted, or a "blank check company" as that term is defined in Rule 419 of the Securities and Exchange Act of 1933.

         4.14 Not a "Control Share Acquisition" The acquisition of the Shares by Purchaser from Seller is not and will not be a "control share acquisition" as defined in Section 607.0902, Title XXXVI of the Florida Business Corporations Act ("FBCA"), and none of the provisions of Chapter 607 of the Act apply to the transactions contemplated herein.

         4.15 No Shareholder Approval Required. The acquisition of the Shares by Purchaser from Seller does not require the approval of the shareholders of the Company under the FBCA, the Company's articles of incorporation or bylaws, or any other requirement of law or, if shareholder approval is required it has or will, prior to the Closing, be properly obtained in accordance with the requirements of the Company's articles of incorporation and by-laws and the FBCA.

         4.16 No Dissenters' Rights. The acquisition of the Shares by Purchaser from Seller will not will not give rise to any dissenting shareholders' rights under Sections 607.0902 or 607.1302 of the FBCA, the Company's articles of incorporation or bylaws, or otherwise.

         4.17 No Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise and, to the best knowledge of Seller, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

         4.18 Not Subject to Voting Trust. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. The Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the transfer of the Shares to Purchaser, impair, restrict or delay any voting rights with respect to the Shares.

         4.19 OTC Listing. The Company is currently listed on the OTC Electronic Bulletin Board with the following trading symbol: "VDOO". The Company is not in default with respect to any listing requirements of the NASD.

         4.20 Prior Offerings. All issuances by the Company of shares of common stock in past transactions have been legally and validly effected, and all of such shares of common stock are fully paid and non-assessable. To the date of this Agreement, the Company has offered its shares for sale only as shown on
Schedule 4.20 annexed hereto. All of the offerings listed on Schedule 4.20 were conducted in strict accordance with the requirements of Regulation D, Rules 504 and 506, as applicable, in full compliance with the requirements of the Securities Exchange Acts of 1933 and 1934, as applicable, and in full compliance with and according to the requirements of the FBCA and the Company's articles of incorporation and bylaws. The Company did not prepare or distribute any offering prospectus, solicitation, or other documents in connection with any prior offering and has provided to Purchaser copies of all documents prepared and filed in connection with any such offerings. All investors in all prior offerings were "accredited" investors as that term is defined in Rule 501 of Regulation D.

         4.21 Compliance with Law. To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

         4.22 Corporate Documents Effective. The articles of incorporation, as amended, annexed hereto as Schedule 4.22, are, or will at Closing be, in full force and effect and all actions of the Board of Directors or shareholders required to accomplish same have, or will at Closing have been, taken.

         4.23 True Representations. The information heretofore furnished by the Company to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         4.24 No relationship to VDO.Com Canada Inc. The Company is not the parent or subsidiary of, affiliated with, and has no relationship with or obligation of any kind to VDO.Com Canada Inc. ("the Canadian Company"), which is an unrelated company incorporated under Canadian law. There are no liabilities of the Canadian Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result any liability to Seller or the Company.

         4.25 Survival. The representations and warranties herein by the Company will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing Time and will, except, as otherwise provided herein, survive the Closing for a period of one (1) year.

                                    ARTICLE 5

                                    COVENANTS


         From the date of this Agreement to Closing, the Seller and the Company covenant as follows:

         5.1 They will each to the best of their ability preserve intact the current status of the Company and the trading capacity of the Company as a NASD Bulletin Board company.

         5.2 The Seller will furnish Purchaser with whatever corporate records and documents are available, such as Articles of Incorporation and Bylaws.

         5.3 The Company will not enter into any contract, written or oral, or business transaction, merger or business combination, or incur any debts, loan, or obligations without the express written consent of Purchaser or enter into any agreements with its officers, directors, or shareholders.

         5.4 The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares in the common stock of the Company without the express written consent of Purchaser.

         5.5 The Company will not issue any stock options, warrants or other rights or interests in the Shares or to its shares of common stock.

         5.6 The Seller will not encumber or mortgage any right or interest in the Shares, and will not transfer any rights to the Shares to any third party whatsoever.

         5.7 The Company will not declare any dividend in cash or stock, or any other benefit to its shareholders.

         5.8 The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

         5.9 The Seller will obtain and submit to the Purchaser resignations of current officers and directors.

         5.10 The Company will arrange for the Company's current bank account to be closed, all funds transferred into trust, and the delivery of all bank account statements and records pertaining to this account.

                                    ARTICLE 6

                                 INDEMNIFICATION

         6.1 Seller hereby agrees to, indemnify and hold harmless the Purchaser and the Company (which includes, for purposes of this Article, Purchaser's and the Company's officers and directors, and shareholders) against any Losses, joint or several, to which Purchaser may become subject under the Exchange Act, any state or federal law, statutory or common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise by reason of the inaccuracy of any warranty or representation contained in this Agreement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Seller will in addition reimburse Purchaser and the Company for any legal or any other expenses reasonably incurred by Purchaser in connection with investigating or defending any such loss, claim, liability, action or proceeding. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser and shall survive the Closing for a period of one (1) year. As used herein, "Losses" means any loss, claim, demand, damage, award, liabilities, suits, penalties, forfeitures, cost or expense (including, without limitation, reasonable attorneys', consultant and other professional fees and disbursements of every kind, nature and description).

                                    ARTICLE 7

                        CLOSING AND DELIVERY OF DOCUMENTS

         7.1 Closing. The closing shall be held on or before March 17, 2000, but this date may be extended by mutual agreement of the parties for an additional seven (7) days. The Closing shall occur as a single integrated transaction, as follows:

         (a)      Delivery by Seller

                  (i) Seller shall deliver to the Purchaser such instruments, documents and certificates as are required to be delivered by Seller or its representatives pursuant to the provisions of this Agreement, subject only to the Escrow Agreement.

                  (ii) Seller shall deliver the Certificates as directed by Purchaser and appropriate powers of attorney made in blank with requisite medallion guaranties in a form acceptable to the Company's transfer agent for transfer of the Shares into the name of the Purchaser or Purchaser's designee.

         (b)      Delivery by Purchaser

                  (i) The Purchaser shall pay the Purchase Price to the Seller as provided in this Agreement and subject to the Escrow Agreement.

                  (ii) The Purchaser shall deliver, or cause to be delivered, to Seller such instruments, documents and certificates as are required to be delivered by the Purchaser or their representatives pursuant to the provisions of this Agreement.

                  (iii) The Purchaser shall pay the Finder's Fee pursuant to a separate agreement.


                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Mutual Consent. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by the mutual consent of all of the parties.

         8.2 Waiver. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

         8.3 Termination by Purchaser. Notwithstanding anything to the contrary herein, Purchaser shall have the right, in its sole and absolute discretion, at any time prior to its payment of the Purchase Price, to terminate this Agreement, in which event, this Agreement shall be terminated and no party shall have any further obligation to any other party.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Entire Agreement This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

         9.2 Notices All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:

        If to Seller:                      Andrew Munro
        -------------
                                           VLR Holdings, Inc.
                                           1350 East Flamingo Road
                                           Suite 807
                                           Las Vegas, Nevada 89119

                 with a copy to:           Alixe Cormick
                 ---------------
                                           VENTURE LAW CORPORATION
                                           Suite 618 - 688 West Hastings Street
                                           Vancouver, British Columbia, V6B 1P1
                                           Telephone: (604) 659-9188
                                           Facsimile: (604) 659-9178


        If to Purchaser:                   Samuel Shneibalg
        ---------------
                                           Embryo Capital, Inc.
                                           5314 New Utrecht Avenue
                                           Brooklyn, New York 12109

                 with a copy to:           Howard C. Crystal, Esq.
                 --------------
                                           Novack Burnbaum Crystal LLP
                                           300 East 42nd Street
                                           New York, New York 10017
                                           Telephone: (212) 682-4001
                                           Facsimile: (212) 986-2907

        If to the Company:                 VDO.Com, Inc.
        -----------------
                                           c/o VLR Holdings, Inc.
                                           1350 East Flamingo Road
                                           Suite 807
                                           Las Vegas, Nevada 89119

                 with a copy to:           Alixe Cormick
                 ---------------
                                           VENTURE LAW CORPORATION
                                           Suite 618 - 688 West Hastings Street
                                           Vancouver, British Columbia, V6B 1P1


                            Telephone: (604) 659-9188
                            Facsimile: (604) 659-9178

         9.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of New York (without regard to principles of conflicts of law). Each of the parties hereto agrees to submit to the exclusive jurisdiction of any federal or state court within the County of New York, with respect to any claim or cause of action arising under or relating to this Agreement. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in
Section 9.2, together with a copy to be delivered to such party's attorneys via telecopier (if provided in Section 9.2). Such service shall be deemed to be completed when mailed and sent and received by telecopier. Seller and Purchaser each waives any objection based on forum non conveniens. Nothing in this paragraph shall affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law.

         9.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.5 Taxes Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         9.6 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege shall hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         9.7 Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.

         9.8 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

         9.9 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

         9.10 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

         9.11 Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         9.12 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

VDO.COM, INC.                                       EMBRYO CAPITAL GROUP, INC.




---------------------------                         ---------------------------
By: Andrew Munro, President                          By: Samuel Shneibalg

VLR HOLDINGS CORP.

 By: Andrew Munro, President

                                  SCHEDULE 2.1

        Directors and Officers of VDO.Com and Certificates of Resignation

                                 SCHEDULE 3.2(a)

                      Seller's Certificate of Good Standing

                                 SCHEDULE 3.2(b)

           Resolutions of Seller's Shareholders and Board of Directors

                                  SCHEDULE 3.10

                              Liabilities of Seller

                                  SCHEDULE 3.16

           Seller's Articles of Incorporation, Bylaws, and Amendments

                                  SCHEDULE 4.1

                   The Company's Certificate of Good Standing

                                 SCHEDULE 4.2(b)

                 Resolutions of the Company's Board of Directors

                                 SCHEDULE 4.8(a)

             May 21, 1998 Audited Financial Statement of the Company

                                 SCHEDULE 4.8(b)

  December 1998 and December 1999 Unaudited Financial Statements of the Company

                                  SCHEDULE 4.17

                            The Company's Liabilities

                                  SCHEDULE 4.20

                          The Company's Past Offerings

                                  SCHEDULE 4.22

             The Company's Articles of Incorporation and Amendments